Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Jennifer S. Sim, Matthew H. Puckett, and Steven E. Rendle, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended April 2, 2022, to be filed with the Securities and Exchange Commission.
IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 17th day of May, 2022.

V.F. CORPORATION
ATTEST:

/s/ Jennifer S. Sim	By:	/s/ Steven E. Rendle
Jennifer S. Sim		Steven E. Rendle
Secretary		Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Steven E. Rendle		/s/ Matthew H. Puckett
Steven E. Rendle		Matthew H. Puckett
President and Chief Executive Officer		Executive Vice President and Chief Financial Officer

/s/ Richard T. Carucci		/s/ W. Rodney McMullen
Richard T. Carucci, Director		W. Rodney McMullen, Director

/s/ Juliana L. Chugg		/s/ Clarence Otis, Jr.
Juliana L. Chugg, Director		Clarence Otis, Jr., Director

/s/ Benno O. Dorer		/s/ Steven E. Rendle
Benno O. Dorer, Director		Steven E. Rendle, Director

/s/ Mark S. Hoplamazian		/s/ Carol L. Roberts
Mark S. Hoplamazian, Director		Carol L. Roberts, Director

/s/ Laura W. Lang		/s/ Matthew J. Shattock
Laura W. Lang, Director		Matthew J. Shattock, Director

/s/ W. Alan McCollough
W. Alan McCollough, Director